Exhibit 99.2

Kronos Incorporated

Unaudited Pro Forma Financial Statements

(dollars in thousands)

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared to give effect to the acquisition by Kronos Incorporated (“Kronos”) of all of the outstanding capital stock of Unicru, Inc. using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined financial statements.

On August 1, 2006, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Kronos Incorporated (the “Registrant”), Blade Acquisition Corp., a wholly owned subsidiary of the Registrant (“Merger Sub”), Unicru, Inc. (“Unicru”), and Brian Ascher, solely in his capacity as the representative of holders of Unicru’s securities, the Registrant acquired all of the outstanding capital stock of Unicru and the Merger Sub merged with and into Unicru, with Unicru surviving as a wholly owned subsidiary of the Registrant (the “Merger”).

Pursuant to the Merger Agreement, all shares of Unicru’s preferred stock were converted into shares of common stock immediately prior to the consummation of the Merger. Thereafter, each share of Unicru’s common stock outstanding immediately prior to the consummation of the Merger was converted into the right to receive $4.15 in cash. The Registrant paid $150 million in cash in the aggregate for all of the outstanding capital stock of Unicru, less certain expenses and other deductions set forth in the Merger Agreement.

Also at the effective time of the Merger (the “Effective Time”), each outstanding option to purchase Unicru’s common stock was terminated and/or cancelled and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $4.15 exceeds (B) the exercise price per share of such option, multiplied by (ii) the total number of shares of Unicru’s common stock underlying such option. In addition, at the Effective Time each outstanding warrant to purchase Unicru’s capital stock was terminated and converted automatically into the right to receive a cash payment equal to the product of (i) the amount by which (A) $4.15 exceeds (B) the exercise price per share of such warrant, multiplied by (ii) the total number of shares of Unicru’s capital stock underlying such warrant, except for a certain outstanding warrant of Unicru, which was assumed by the Registrant.

Pursuant to the Merger Agreement, the Registrant deposited $16 million of the cash consideration paid for Unicru’s outstanding capital stock into an escrow fund to secure certain indemnification and other payments under the terms of the Merger Agreement. On or about August 1, 2008, the balance of the escrow fund in excess of any amounts held for unresolved claims will be distributed to the former holders of Unicru securities.

The following unaudited pro forma combined annual statement of operations combines Kronos’ statement of operations data for the year ended September 30, 2005, with Unicru’s statement of operations data for the year ended December 31, 2005, as if the acquisition had been completed on October 1, 2004. The following unaudited pro forma combined interim statement of operations combines Kronos’ statement of operations data for the six months ended April 1, 2006, with Unicru’s statement of operations data for the period October 1, 2005 to March 31, 2006, as if the acquisition had been completed on October 1, 2005.

The following unaudited pro forma combined balance sheet combines Kronos’ and Unicru’s balance sheet data as of April 1, 2006 and March 31, 2006, respectively, as if the acquisition had been completed on April 1, 2006. The pro forma financial information is based upon the historical consolidated financial statements of Kronos and Unicru and the assumptions, estimates and adjustments which are described in the notes to the unaudited pro forma combined financial statements. The assumptions, estimates and adjustments are preliminary and have been made solely for purposes of developing such pro forma information.

The unaudited pro forma combined financial statements include adjustments that have been made to reflect the preliminary purchase price allocations. These preliminary allocations represent estimates made for purposes of these pro forma financial statements and are subject to change upon finalization of management’s assessment of valuation reports from an independent valuation specialist.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of Kronos that would have been reported had the acquisitions occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of Kronos at any future date or the consolidated results of operations for any future period. Furthermore, no effect has been given in the unaudited pro forma combined statements of operations for synergistic benefits or cost savings that may be realized through the combination of Kronos and Unicru or costs that may be incurred in integrating the two companies. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes and management’s discussion and analysis of financial condition and results of operations of Kronos which is included in Kronos’ Annual Report on Form 10-K for the year ended September 30, 2005, Kronos’ definitive proxy statement on Schedule 14A filed with the SEC on January 9, 2006 and Kronos’ Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2006, which are incorporated by reference herein, and the historical financial statements and related notes of Unicru included in this Form 8-K/A.

KRONOS INCORPORATED

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF APRIL 1, 2006

(In thousands)

	Kronos Historical April 1, 2006	Unicru Historical March 31, 2006	Pro forma Adjustments		Pro Forma Combined April 1, 2006
ASSETS
Current assets:
Cash and cash equivalents	$62,978	$4,030	$(55,353)	A, C, E	$11,655
Marketable securities	51,812	—	—		51,812
Accounts receivable, net	110,650	4,797	2,187	A, C	117,634
Deferred income taxes	8,267	—	1,071	A, H	9,338
Other current assets	20,343	2,564	408	A, C, E	23,315

Total current assets	254,050	11,391	(51,687)		213,754
Marketable securities	48,366	—	—		48,366
Property, plant and equipment, net	57,973	5,033	(245)	A, C	62,761
Customer related intangible assets	30,826	93	41,624	A, B	72,543
Other intangible assets	15,270	1,865	26,613	A, B	43,748
Goodwill	150,691	—	84,768	A	235,459
Capitalized software, net	22,862	—	—		22,862
Other assets	22,399	2,041	(280)	A, C	24,160

Total assets	$602,437	$20,423	$100,793		$723,653

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,995	$93	$254	A, C	$9,342
Accrued compensation	41,002	357	1,073	A, C	42,432
Accrued expenses and other current liabilities	24,648	1,712	561	A, C	26,921
Deferred product revenues	2,722	—	—		2,722
Deferred professional service revenues	26,661	—	—		26,661
Deferred subscription revenues	—	2,510	(1,974)	A, C	536
Deferred maintenance revenues	112,218	—	—		112,218

Total current liabilities	216,246	4,672	(86)		220,832
Deferred maintenance revenues	7,744	—	—		7,744
Deferred subscription revenues	—	2,224	(2,224)	A, C	—
Deferred income taxes	12,102	—	17,521	A, H	29,623
Notes payable long term	—	—	97,883	E	97,883
Other liabilities	4,715	1,219	7	A, C	5,941
					—
Shareholders’ equity:					—
Preferred stock	—	24,604	(24,604)	D	—
Common stock	321	29,151	(29,151)	D	321
Additional paid-in capital	66,456	—	—		66,456
Notes receivable from stock sales	—	(5,756)	5,756	D	—
Retained earnings	294,073	(35,621)	35,621	A, D	294,073
Accumulated other comprehensive income:	780	(70)	70	D	780

Total shareholders’ equity	361,630	12,308	(12,308)		361,630

Total liabilities and shareholders’ equity	$602,437	$20,423	$100,793		$723,653

See accompanying notes to the unaudited pro forma financial information.

KRONOS INCORPORATED

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2005

(In thousands, except share and per share amounts)

	For the Year Ended September 30, 2005 Kronos	For the Year Ended December 31, 2005 Unicru	Pro Forma Adjustments (Note A)		Pro Forma Combined
Net revenues:
Product	$221,569	$—	$—		$221,569
Maintenance	170,692	—	—		170,692
Subscriptions	—	37,855	(1,565	) F	36,290
Professional services	126,397	—	—		126,397

	518,658	37,855	(1,565)		554,948
Cost of sales:
Costs of product	48,455	—	4,368	B	52,823
Costs of subscriptions	—	14,289	—		14,289
Costs of maintenance and professional services	151,583	—	—		151,583

	200,038	14,289	4,368		218,695

Gross profit	318,620	23,566	(5,933)		336,253
Operating expenses and other income:
Sales and marketing	145,643	10,345	(364	) I	155,624
Engineering, research and development	50,659	9,885	—		60,544
General and administrative	41,647	4,157	—		45,804
Amortization of intangible assets	4,843	1,193	3,720	B	9,756
Other income, net	(5,710)	(373)	5,994	E	(89)

	237,082	25,207	9,350		271,639

Income (loss) before income taxes	81,538	(1,641)	(15,283)		64,614
Provision (benefit) for income taxes	27,634	(21)	(5,501	) H	22,112

Net income (loss)	$53,904	$(1,620)	$(9,782)		$42,502

Net income per common share:
Basic	$1.69				$1.34

Diluted	$1.65				$1.30

Weighted-average common shares outstanding:
Basic	31,804,861				31,804,861

Diluted	32,593,040				32,593,040

See accompanying notes to the unaudited pro forma financial information.

KRONOS INCORPORATED

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED APRIL 1, 2006

(In thousands, except share and per share amounts)

	For the Six Months Ended April 1, 2006 Kronos	For the Six Months Ended March 31, 2006 Unicru	Pro Forma Adjustments (Note A)		Pro Forma Combined
Net revenues:
Product	$107,025	$—	—		$107,025
Maintenance	93,479	—	—		93,479
Subscriptions	—	20,578	(836	) F	19,742
Professional services	70,962	—	—		70,962

	271,466	20,578	(836)		291,208
Cost of sales:
Costs of product	25,469	—	2,183	B	27,652
Costs of subscriptions	28,766	7,741	14	G	36,521
Costs of maintenance and professional services	60,510	—	—		60,510

	114,745	7,741	2,197		124,683

Gross profit	156,721	12,837	(3,033)		166,525
Operating expenses and other income:
Sales and marketing	81,167	4,867	20	G	86,054
Engineering, research and development	26,923	5,140	—		32,063
General and administrative	24,082	1,815	54	G	25,951
Amortization of intangible assets	3,207	483	1,835	B	5,525
Other income, net	(3,365)	(218)	2,826	E	(757)

	132,014	12,087	4,735		148,836
Income (loss) before income taxes	24,707	750	(7,768)		17,689
Provision (benefit) for income taxes	8,629	10	(2,711	) H	5,928

Net income (loss)	$16,078	$740	$(5,057)		$11,761

Net income per common share:
Basic	$0.50				$0.37

Diluted	$0.50				$0.36

Weighted-average common shares outstanding:
Basic	31,854,544				31,854,544

Diluted	32,261,262				32,261,262

Stock-based compensation expense included in the above captions:
Costs of product	$179	$—	$—		$179
Costs of service	1,785	—	14		1,799
Sales and marketing	2,656	—	20		2,676
Engineering, research and development	1,670	—	—		1,670
General and administrative	2,149	—	54		2,203

	$8,439	$—	$88		$8,527

See accompanying notes to the unaudited pro forma financial information.

Kronos Incorporated

Notes to Unaudited Pro Forma Financial Information (in thousands)

1. Acquisition of Unicru

(A)	The estimated purchase price of Unicru, Inc. for purposes of preparing these unaudited pro forma financial statements is $177.8 million, including $149.2 million in cash, $2.3 million in transaction-related costs, $3.0 for a technology-related patent settlement and $23.3 million in assumed liabilities. The allocation of the purchase price is based upon preliminary estimates of the assets and liabilities acquired in accordance with SFAS No 141 “Business Combinations”. A full determination of the purchase price allocation will be made upon receipt of a final valuation analysis of tangible and intangible assets. It is anticipated that the final purchase price allocation will not differ materially from the preliminary allocations.

The purchase price paid for Unicru is as follows:

Cash paid	$149,221
Transaction costs	2,317
Technology-related patent settlement	3,000
Accounts payable	347
Accrued compensation assumed	1,430
Accrued expense and other current liabilities assumed	2,273
Deferred revenue	536
Deferred income taxes assumed - noncurrent	17,521
Other liabilities assumed - noncurrent	1,227

Total purchase price	$177,872

The allocation of the purchase price is estimated as follows:

Cash	$5,331
Accounts receivable	6,984
Other current assets	2,973
Deferred tax asset – current	1,071
Property and equipment	4,789
Identifiable intangible assets - Customer Related	41,717
Identifiable intangible assets - Other	28,478
Goodwill	84,768
Other assets	1,761

Total purchase price	$177,872

(B)	To record pro forma amortization of intangible assets resulting from Kronos’ acquisition of Unicru from the beginning of the period presented over their estimated useful lives and the reversal of amortization of intangible assets that were removed from Unicru’s books when the acquisition took place as follows:

	Intangible Asset	Estimated Useful Life (years)	Amortization Expense Year Ended September 30, 2005	Amortization Expense Six Months Ended April 1, 2006
Core technology acquired	$26,429	7.0	$3,779	$1,888
Developed technology acquired	1,768	3.0	589	295

Subtotal - technology acquired	28,197		4,368	2,183
Customer contracts and related customer relationships acquired	41,717	9.0	4,632	2,317
Tradenames acquired	281	0.2	281	—

Subtotal - intangibles acquired	$70,195		$9,281	$4,500
Less: Unicru intangibles reversed	(1,958)		(1,193)	(482)

Net adjustment	$68,237		$8,088	$4,018

Allocated to:
Cost of goods sold (Technology)	$41,624		$4,368	$2,183
Amortization of intangible assets (Other)	26,613		3,720	1,835

Total	$68,237		$8,088	$4,018

(C)	Adjustment to certain assets and liabilities reflect changes in the balances from April 1, 2006 to the date of acquisition, August 1, 2006.

Cash	$1,301
Accounts receivable	$2,187
Other current assets	$277
Property and equipment	$(245)
Other assets	$(280)
Accounts payable	$254
Accrued compensation	$1,073
Accrued expenses and other current liabilities	$561
Other liabilities	$7

The following table shows the adjustments made to cash in the pro forma balance sheet:

Pro Forma Adjustment to Cash
Cash advance from line of credit	$97,884
Increase in Unicru, Inc. cash	1,301
Cash paid for Unicru, Inc.	(149,221)
Cash paid for patent settlement	(3,000)
Cash paid for other transaction costs	(2,317)

Net pro forma adjustment to cash	$(55,353)

The following table reflects the adjustments to record the difference between the preliminary fair value and the historical amount of Unicru’s deferred revenue (see (F) below):

	Unicru Historical	Net Adjustment	Preliminary Fair Value
Deferred subscription revenue – current	$2,510	$(1,974)	$536
Deferred subscription revenue – long-term	$2,224	$(2,224)	$—

(D)	Adjustment reflects the elimination of the historical stockholders’ equity of Unicru.

(E)	To record $97.9 million that was drawn on a revolving credit facility in order to finance a portion of the acquisition of Unicru, Inc. and to add interest expense on this debt to Unicru’s statement of operations. Interest expense was estimated using an assumed average interest rate of 6.25% for the twelve months ended September 30, 2005 and 6.08% for the six months ended April 1, 2006.

Adjustment of approximately $131,000 for debt issuance costs related to revolving credit facility that will be amortized to interest expense over the life of the loan.

Adjustment to record interest income on Unicru, Inc.’s statement of operations for the increase in their cash balance between March 31, 2006 and the date of the acquisition, and to eliminate interest income from Kronos Incorporated’s statement of operations for cash used in the acquisition and not available for investment during the period. Interest income was estimated using an assumed interest rate of 3.0%.

(F)	Adjustments of $(1,565) and $(836) for the year ended September 30, 2005 and the six months ended April 1, 2006, respectively, represent the net reduction in subscription revenue associated with the difference between the preliminary fair value and the historical amount of deferred revenue at the beginning of those periods. The preliminary fair values represent amounts equivalent to the estimated cost plus an appropriate profit margin to perform services related to Unicru’s subscription contracts based on the deferred revenue balances of Unicru.

(G)	Adjustment reflects stock-based employee compensation expense for 45,000 stock options granted to Unicru employees as part of the acquisition.

(H)	Adjustments reflect the effect of the acquisition on the provision for income taxes as if Kronos’ effective tax rate of 34% for the year-ended September 30, 2005 and 33.5% for the six months ended April 1, 2006 were applied to the pro forma combined pre-tax income.

(I)	Adjustment reflects the reversal of stock-based employee compensation expense recorded by Unicru in 2005 for the modification of the terms of stock options that had previously been granted. These options were cancelled on the date of acquisition.